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                                                                        Ex. 10.2

                       FIRST AMENDMENT TO CONTRACT OF SALE

      This First Amendment to Contract of Sale is made and entered into as of the 18th day of March, 2004, by and between COOK, INC., a Florida corporation ("Seller"), and SILVERLEAF RESORTS, INC., a Texas corporation ("Purchaser").

                               W I T N E S S E T H

      WHEREAS, on or about February 12, 2004, Seller and Purchaser entered into that certain Contract of Sale pursuant to which Seller agreed to sell and Purchaser agreed to purchase certain tracts of land containing approximately 5.3 acres, more or less, situated in Davenport, Polk County, Florida, being more particularly described in the Contract (the "Property"); and

      WHEREAS, Seller and Purchaser desire to modify the terms and conditions of the Contract pertaining to the manner of payment of the purchase price and the Prior Indebtedness in certain respects;

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt, accuracy and sufficiency of which is hereby acknowledged, Seller and Purchaser hereby agree as follows:

      1. Article IV of the Contract is hereby amended by adding the following provisions at the conclusion thereof:

      Notwithstanding the foregoing or anything to the contrary contained herein, in the event that, at least five (5) business days prior to the closing hereunder, Seller has not obtained the approval of the holder of the Prior Indebtedness to the sale of the Subject Property to Purchaser subject to the Prior Indebtedness and to the manner of payment of the Prior Indebtedness as set forth in Article II hereinabove, then at closing Seller shall pay and discharge the Prior Indebtedness in its entirety, all liens securing payment of the Prior Indebtedness shall be released, and the Purchase Price for the Subject Property in the amount of $6,000,000.00 shall be payable in the following manner:

            (a) One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) shall be payable in cash at the closing; and

            (b) The balance of the purchase price shall be paid by Purchaser's execution and delivery at the closing of a promissory note (the "Note") payable to Seller in the original principal amount of Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000.00). The Note shall provide and be secured as follows:

                  (i) The Note shall bear interest at the rate of seven percent
            (7%) per annum;

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                  (ii) The principal balance of the Note shall be payable in thirty-six (36) successive monthly installments, the first of such installments to be due and payable thirty (30) days following the date of closing, and a like installment to be due and payable on the same day of each month thereafter, through and including the thirty-sixth (36th) month thereafter. The first thirty-five (35) of such principal installments shall each be in the amount of $50,000.00, and the thirty-sixth (36th) and final installment shall be in the amount of the then remaining unpaid principal balance of the Note. Each monthly installment of principal shall be accompanied by a payment of all then accrued but unpaid interest on the outstanding principal balance of the Note;

                  (iii) The Note shall provide that it may be prepaid at any time, in whole or in part, without premium or penalty, and that interest shall immediately cease to accrue on any part of the Note so prepaid; any partial prepayment shall be applied first to accrued interest and then to the next maturing installment of principal due on the Note;

                  (iv) Both the Note and the Mortgage, as defined below, shall provide that upon the occurrence of a monetary default thereunder, Seller must provide Purchaser with written notice thereof and permit Purchaser to have ten (10) days from the date of the notice within which to cure the same before exercising any of Seller's remedies thereunder, and that upon the occurrence of a non-monetary default thereunder, Seller must provide Purchaser with written notice thereof and permit Purchaser to have thirty (30) days from the date of the notice within which to cure the same before exercising any of Seller's remedies thereunder; and

                  (v) The Note shall be secured by a Mortgage and Security
            Agreement (the "Mortgage") covering the Subject Property to be executed by Purchaser and delivered at the time of closing; Purchaser shall be entitled to obtain releases of the timeshare units included as part of the Subject Property and of the remaining land, building and amenities comprising the Subject Property in the following sequence and manner. After closing, Purchaser shall be entitled to commence obtaining releases of the timeshare units in Buildings A and D from the first lien created by the Mortgage and held by the Seller for the purpose of securing payment of the Note. Each such release of a timeshare unit will also include a release of the furniture and fixtures contained therein. Seller shall not be required to grant any release when the initial cash down payment is made by Purchaser at the time of closing; thereafter, for every $125,000.00 of principal which is paid by Purchaser on the Note, Purchaser shall be entitled to obtain the release of one timeshare unit in either Building A or Building D on a cumulative basis regardless of whether a release is requested at the time Purchaser has become entitled to obtain any such release. Aside from granting releases of the timeshare units contained in Buildings A and D, Seller shall not be required to release any other portion of the Subject Property until such time as the remaining balance of the Note has been paid in full. In addition to granting releases as set forth hereinabove, at such time as Purchaser executes a timeshare declaration for the purpose of subjecting any portion of the Subject Property to a timeshare regime, Seller must join in the execution of such declaration for the purpose of

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            subordinating the liens which secure payment of the Note to the timeshare regime created thereby so that in the event of a foreclosure the rights of the purchasers of timeshare units will not be disturbed or impaired. Such subordination shall be in form and substance reasonably acceptable to Seller. At the time of filing of the timeshare declaration, if deemed necessary by Seller, Purchaser shall also execute and record an easement for the benefit of the future owners/occupants of the remainder of the Subject Property not included within the timeshare regime granting such owners/occupants the right to use the amenities included within the portion of the Subject Property comprising the timeshare regime provided that such owners/occupants pay a proportionate share of the costs of operating and maintaining such amenities.

                  (vi) In addition to the foregoing, the Note and Mortgage shall contain all terms and provisions customarily used in the State of Florida for transactions of this type.

      Except as specifically set forth above, all terms and conditions of the Contract shall remain in full force and effect. All capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Contract.

      IN WITNESS WHEREOF, the undersigned have executed this Amendment, as of the date and year first above written.

                                  SELLER:

                                  COOK, INC., a Florida corporation

                                  By: /S/ DANIEL P. BOSS
                                      ----------------------------------------
                                  Name: Daniel P. Boss
                                  Its:  President

                                  PURCHASER:

                                  SILVERLEAF RESORTS, INC., a Texas corporation

                                  By: /S/ ROBERT E. MEAD
                                      -----------------------------------------
                                  Name: Robert E. Mead
                                  Its:  CEO

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